UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Nautilus Marine Acquisition Corp.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(I.R.S. employer identification no.)

90 Kifissias Avenue
Maroussi 15125
Athens, Greece
 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-174634

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants to purchase common stock of Nautilus Marine Acquisition Corp. (the “Company”).  The description of the units, common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form F-1 (File No. 333-174634) initially filed with the Securities and Exchange Commission on June 1, 2011, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.    Exhibits

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

EXHIBIT INDEX*

Exhibit No.	Description
3.1	Articles of Incorporation*
3.2	Amended and Restated Articles of Incorporation*
3.3	Form of Second Amended and Restated Articles of Incorporation*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company, LLC and the Company*
10.1	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Company*

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Very truly yours,

NAUTILUS MARINE ACQUISITION CORP.

By:	/s/ George Syllantavos
George Syllantavos
Co-Chief Executive Officer

Dated: July 13, 2011